UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2009

BONANZA OIL & GAS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52751	76-0720654
( State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Richmond Ave, Suite 400
Houston, Texas 77098
 (Address of principal executive offices) (zip code)

(713) 333-5808
 (Registrant's telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 13, 2009, in connection with the audit of its consolidated financial statements for the year ended December 31, 2008, the board of directors (the “Board”) determined that Bonanza Oil & Gas, Inc.’s (the “Company”) audited consolidated financial statements for the year ended December 31, 2007, included in the Company’s Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2008, and the unaudited consolidated financial statements of the Company included in the Company’s Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the SEC on May 15, 2008, August 14, 2008 and November 14, 2008, respectively (the “Relevant Reports”), incorrectly calculated the fair value of shares of the Company’s common stock issued in the acquisition of certain oil and gas properties acquired in 2007, as well as shares of the Company’s common stock issued in connection with a note payable issued in December 2007.  As a result, on April 13, 2009, the Board and the Company’s management determined that the Relevant Statements can no longer be relied upon.  The Company intends to restate its December 31, 2007 Consolidated Balance Sheet and Consolidated Statement of Stockholders’ Equity as of December 31, 2007, within its consolidated financial statements for the year ended December 31, 2008, to be filed on or before April 15, 2009.

In the course of preparing the consolidated financial statements for the year ended December 31, 2008, the Company determined that it had not properly calculated the valuation of the 6,300,000 common shares issued in consideration of the purchase of its 25% interest in approximately 6,700 acres in Apclark field in Southwestern Borden County, Texas in October 2007.  When originally calculated, the Company multiplied the original number of shares given in consideration, pre-forward stock split, of 3,000,000 common shares, by the effective share price after the forward stock split, $0.30, resulting in a value of $900,000.  Rather, the Company should have used the post-forward stock split shares issued of 6,300,000 multiplied by the effective share price after the forward stock split, resulting in a value of $1,890,000.  As the Company had not yet started amortizing the recorded value, the result of this error on the Company’s consolidated financial statements as of December 31, 2007, was a $990,000 understatement of Oil and Gas Property and Equipment – Unproved Properties and Properties Under Development and Additional Paid-in Capital.

In addition, the Company determined that it had not properly calculated the valuation of the 74,999 common shares issued in connection with the issuance of promissory notes in December 2007.  When originally calculated, the Company multiplied the original number of shares given in consideration, pre-forward stock split, of 35,714 common shares, by the effective share price after the forward stock split, $0.30, resulting in a value of $10,714.  Rather, the Company should have used the post-forward stock split shares issued of 74,999 multiplied by the effective share price after the forward stock split, resulting in a value of $22,500.  As the Company had not yet started amortizing the recorded value of these deferred financing costs, the result of this error on the Company’s consolidated financial statements as of December 31, 2007, was an $11,786 understatement of Other Current Assets and Additional Paid-in Capital.

These errors did not have a material impact on the Company’s results of operations or cash flows for the year ended December 31, 2007, or for any of the quarterly periods ended March 31, 2008, June 30, 2008, or September 30, 2008.

The Company anticipates that the costs to the Company stemming from this error will be immaterial.

The matters disclosed in this Current Report on Form 8-K have been discussed with and reviewed by the Company’s management, the Board and the Auditor.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA OIL & GAS, INC.

Dated: April 14, 2009	By:	/s/ G. Wade Stubblefield
G. Wade Stubblefield
Chief Financial Officer